                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): December 12, 2000


                            YARC SYSTEMS CORPORATION, INC.
_____________________________________________________________________________
            (Exact name of Registrant as specified in its charter)

         CALIFORNIA                   000-29969            77-0185650
_____________________________        ___________          ___________________

 (State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)


900 CALLE PLANO, UNITS J, K, CAMARILLO, CA                     93012
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (805)482-1879

Item 5. Other Events

RISK FACTORS

Prior litigation with a certain Mr Flemming Stanley, of 173 Garden Wood Road, East Grinstead, United Kingdom, was described in Note 14 to the Financial Statements of YARC's 10-KSB-40/A filed on May 15, 2000. This litigation was concluded in March, 1999, with a Judgment by the Danish Maritime and Commercial Court in YARC's favor.

On December 13, 2000 YARC Systems Corporation received an e-mail from
Mr Flemming Stanley, expressing pleasure at YARC's announced suspension of operations

     "I must admit that it has been a very enjoyable day.
      I have celebrated the day by drinking an exquisite bottle of red wine. Such an event is indeed worth a major celebration."

This e-mail also threatens the continuance of actions designed to damage YARC and its CEO, Dr Trevor Marshall.

The full e-mail is attached as Exhibit 99-1.

On April 13, 2000 Mr Stanley wrote to YARC claiming that he had spoken with Mr Daniel Baker, CEO of Printware Inc, a potential merger partner of YARC. Subsequently the Company has determined that Mr Stanley has also spoken with the President of Autologic Information International Inc., another potential merger partner.

In the April 13th e-mail, Mr Stanley also expresses pleasure that YARC's stock price had fallen. The full e-mail is attached as Exhibit 99-2

To this date, attempts by Management of YARC to stop Mr Stanley sending threatening and/or libellous e-mails and letters to YARC's customers, business partners, and investors, have been unsuccessful.

Exhibit 99-3 is an e-mail dated September 5, 1998 in which Mr Stanley asks for $5.2 million in stock and cash, and to be released from Court Judgments that YARC has won against him, in order that he

    "will have no interest in hurting YARC Systems Corp. in the future."

Management did not acceed to that demand.

Management is continuing to seek a solution to this problem, but no assurances can be given that Mr Stanley's actions will not continue to adversely affect YARC's operations and/or business prospects.


Exhibits

99-1  E-mail from Mr Flemming Stanley received December 13, 2000
99-2  E-mail from Mr Flemming Stanley received April 13, 2000
99-3  E-mail from Mr Flemming Stanley received September 5, 1998



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 YARC SYSTEMS CORPORATION, INC.
                                 Registrant


Dated: December 19, 2000            By  /s/ Trevor G Marshall
                                 _______________________

                                 Trevor G Marshall
                                 Chairman and Chief Executive Officer
                                 (Principal Executive Officer)